Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors' or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay Americas do Brasil, LTDA	Brazil
Vishay Insurance, DAC	Ireland
Vishay France Holdings SAS	France
Vishay MCB Industrie S.A.S.	France
Vishay Dale Electronics, LLC	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay HiRel Systems LLC	Delaware
Vishay HiRel Systems International, LLC	Delaware
Vishay Sprague, Inc.	Delaware
Sprague Electric of Canada Limited	Canada
Siliconix incorporated	Delaware
Vishay U.K. Holding Company Limited	United Kingdom
Vishay Newport Limited	United Kingdom
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, LLC	Delaware
Siliconix Electronic Co. Ltd.	The Republic of China (Taiwan)
Vishay Siliconix Ireland Ltd.	Ireland
Shanghai Simconix Electronic Company Ltd.	China
Siliconix Technology C.V.	Netherlands	(a)
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Siliconix Singapore Pte. Ltd.	Singapore
Vishay Semiconductor India Pvt. Ltd.	India
MaxPower Semiconductor, Inc.	Delaware
MaxPower Semiconductor U.K., Ltd.	United Kingdom
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(b)
Vishay General Semiconductor, LLC	Delaware
Vishay General Semiconductor of Taiwan, Ltd.	The Republic of China (Taiwan)
Vishay Capella Microsystems (Taiwan) Limited	The Republic of China (Taiwan)
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Asia GS Investments Pte., Ltd.	Singapore
ECOMAL Nederland BV	Netherlands
Vishay Europe CX, UAB	Lithuania
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay Resistors Belgium BV	Belgium
Vishay Components India Pvt. Ltd	India	(c)
Vishay BCcomponents Hong Kong Ltd.	Hong Kong
Vishay Hong Kong Ltd.	Hong Kong
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Japan Co. Ltd.	Japan
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan) Ltd.	The Republic of China (Taiwan)
Vishay Malaysia Sdn. Bhd.	Malaysia
Vishay Dutch Holdings B.V.	Netherlands

Subsidiaries of the Registrant (continued)

Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel
Vishay Polytech Co. Ltd.	Japan
Vishay La Laguna S. DE R.L. DE C.V.	Mexico	(d)
Vishay Europe GmbH	Germany	(e)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay Semiconductor Ges.mbH	Austria
Vishay Electronic GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
Vishay Electronica Portugal Lda.	Portugal	(f)
ECOMAL Europe GmbH	Germany
ECOMAL Sweden AB	Sweden
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria GmbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Iberia S.A.U.	Spain
ECOMAL Belgium BV	Belgium
ECOMAL Ceska republika S.r.O.	Czech Republic
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.S.	France
ECOMAL UK Ltd.	United Kingdom
Vishay Ltd.	United Kingdom
ECOMAL Italy s.r.l.	Italy
ECOMAL Elektronske Komponente d.o.o.	Slovenia
Vishay Electronic SPOL SRO	Czech Republic
Ecomal Poland Sp. Z.o.o.	Poland
Ecomal Hungary Kft.	Hungary
ECOMAL Turkey Elektronik Anonim Sirketi	Turkey
Vishay S.A.	France	(g)
Ultronix, Inc.	Delaware
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Siliconix Philippines, Inc.	Philippines
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Singapore Pte. Ltd.	Singapore	(h)
Vishay Semiconductor Shanghai Co., Ltd.	China
Vishay General Semiconductor (China) Co., Ltd.	China
Vishay Micro-Electronics (Xi'an) Co., Ltd.	China
Vishay China Co. Ltd.	China
Vishay HiRel Systems Zhuhai Electronics Co Ltd	China
Vishay Components (Huizhou) Co. Ltd.	China	(i)
Vishay Hungary Elektronikai KFT	Hungary
Vishay BCcomponents Beyschlag GmbH	Germany

Subsidiaries of the Registrant (continued)

(a) -	Registrant's indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix Incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, LLC, and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.
(b) -	Registrant's indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(c) -	Registrant's indirect ownership percentage in Vishay Components India Pvt. Ltd. is 100%; 69% is owned directly and 31% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(d) -	Registrant's indirect ownership percentage in Vishay La Laguna S. DE R.L. DE C.V. is 100%; 99% is owned by its wholly owned subsidiary Vishay Israel Limited and 1% is owned by its indirectly wholly owned subsidiary Z.T.R. Electronics Ltd.

(e) -	Registrant's indirect ownership percentage in Vishay Europe GmbH is 100%; over 99.9% is owned directly or indirectly by its wholly owned subsidiary Vishay Israel Limited and its affiliates; and less than 0.1% is owned directly.
(f) -	Registrant's indirect ownership percentage in Vishay Electronica Portugal Lda. is 100%; 70% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH and 30% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.
(g) -	Registrant's indirect ownership percentage in Vishay S.A. is 99.9%.
(h) -	Registrant's indirect ownership percentage in Vishay Singapore Pte. Ltd. is 100%, 48% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd., 26% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd., and 26% is owned by its indirectly wholly owned subsidiary Siliconix Technology C.V.
(i) -	Registrant's indirect ownership percentage in Vishay Components (Huizhou) Co. Ltd. is 100%; 36% is owned by its indirectly wholly owned subsidiary Vishay Hong Kong Ltd. and 64% is owned by its indirectly wholly owned subsidiary Vishay China Co. Ltd.